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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                               October 17, 2001



                               INTELLIREADY, INC.
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             (Exact name of registrant as specified in its charter)


    Colorado                        0-22349                     84-1502078
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 (State or other                  (Commission                (I.R.S. Employer
  jurisdiction                    File Number)              Identification No.)
of incorporation)




                   8400 East Prentiss Ave., Suite 1500
                    Grenwood Village, Colorado  80111
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               (Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code: (303) 755-2400


                     1390 South Potomac, Suite 136
                        Aurora, Colorado  80012
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         (Former name or former address, if changed since last report.)


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Item 2.  Item 2.  Acquisition or Disposition of Assets

        On August 28, 2001 the Company had previously announced the completion of its acquisition of JEB Electric, Inc. and JEB Heating and Cooling, Inc. (collectively "JEB"), pursuant to a Stock Purchase Agreement entered into on July 10, 2001. The sellers were unable to deliver the shares as set forth in the Stock Purchase Agreement. As such, the Stock Purchase Agreement was rescinded, and the acquisition never closed.

Item 5.  Other Events

         The Company has been a provider of wiring and technology for entertainment, communications and data networks to residential and commercial customers ("Home Automation Business"). While the Company experienced strong revenues growth in the first half of the year, it could not generate adequate gross profit margins. Additionally, the revenues pipeline dramatically reduced in July and August, 2001. The Company's plan also included a roll up of home automation and related companies. However, the Company could not acquire any companies at reasonable purchase prices.
To provide the best opportunity for success, the Company changed its management team. However, after the events of September 11, 2001, the Company concluded that the margins in home electronics would likely not improve. Given this and the tight financial markets the Company decided in October 2001 to get out of the Home Automation Business, which presently is a majority of its business. The Company intends to the extent possible to sell the assets of the Home Automation Business. Assets not sold off will be liquidated.
The Company will negotiate with its vendors and other debtors to settle the amounts owed.

        The Company is refocusing to take the Company in a new direction. It will be identifying and pursuing various opportunities.

        Additionally, the Company was in default on its bank debt, and unable to make its interest payments which were guaranteed by NewWest Holdings and its Chairman. On October 17, 2001, pursuant to the terms of the bank agreement, NewWest Holdings paid off the bank debt of $1,650,000, which the Company now owes to NewWest Holdings. This amount was added to the exisiting
NewWest Holdings LOC.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             INTELLIREADY, INC.


                                             BY /s/ Thomas J. Wiens
Date: October 29, 2001                      ---------------------------------
                                            Thomas J. Wiens
                                            Chairman & Chief Financial Officer
                                            (Principal Financial Officer)



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